Exhibit 10.5
ENBRIDGE INC.
2019 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE – ENERGY MARKETERS
Pursuant to the Enbridge Inc. 2019 Long Term Incentive Plan (the “Plan”), Enbridge Inc. (the “Company”) has granted to the participant listed below (“Participant”) an award (the “Award”) of Restricted Stock Units (the “RSUs”), as described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice will have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Number of RSUs:
Term
Maturity Date:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement, effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, and acknowledges that the Company hereby advises Participant to obtain the advice of counsel prior to executing this Grant Notice. Participant fully understands and accepts all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Award.

Enbridge Inc.:		Participant:

By:
	Signature	Signature

Name:		Name:

Title:

    2021 RSU- Energy Marketers Grant Notice (Ciff Vesting)

Exhibit A
RESTRICTED STOCK UNIT AWARD AGREEMENT
Article I.
GENERAL
1.1    Award of RSUs and Dividend Equivalent Units
.
(a)    Subject to the terms and conditions of this Agreement and the Plan, the Company has granted to Participant, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), an award of RSUs as set forth in the Grant Notice. Each RSU represents the right to receive a cash amount equal to the Fair Market Value of one Share in accordance with Section 2.3; provided, however, that Participant will have no right to any payment until such time, if ever, that an RSU has vested and become payable hereunder.
(b)    In the event that any cash dividend is declared on Shares with a record date that occurs during the Dividend Equivalent Period (as defined below), the Participant will receive dividend equivalent rights in the form of additional RSUs (the “Dividend Equivalent Units”) at the time such dividend is paid to the Company’s shareholders. The number of Dividend Equivalent Units that the Participant will receive at any such time will be equal to (1) the cash dividend amount per Share times (2) the number of RSUs covered by the Participant’s Award (and, unless otherwise determined by the Company, any Dividend Equivalent Units previously credited under the Participant’s Award that have not been previously settled through the delivery of Shares (or cash) prior to, such date), divided by the Fair Market Value of one Share on the applicable dividend payment date; provided, that, in the event the Dividend Reinvestment Plan is then in effect, the number of Dividend Equivalent Units that the Participant will receive shall instead be calculated in accordance with the methodologies (including any discount feature) set forth therein, as determined by the Administrator in its sole discretion. Each Dividend Equivalent Unit will constitute an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) one Share (or, cash equal to the Fair Market Value thereof) in accordance with the Plan, and will vest and be settled or paid at the same time, and subject to the same terms and conditions, as the RSUs on which such Dividend Equivalent Unit was accrued. “Dividend Equivalent Period” means the period commencing on the Grant Date and ending on the last day on which Shares (or cash) are delivered to the Participant with respect to the RSUs.
1.2    Nature of Award. The RSUs granted to Participant pursuant to the Grant Notice and this Award are prospective in nature such that the Award is not in respect of service rendered in a year prior to the year that includes the Grant Date.
1.3    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.4    Defined Terms. Capitalized terms not specifically defined in this Agreement will have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
1.5    Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING, FORFEITURE AND SETTLEMENT
2.1    Vesting; Maturity Date.
(a)    The RSUs will become vested on the [Maturity Date]; provided, that except as otherwise set forth in Section 2.1(b), the Participant is, as of the [Maturity Date], and has been at all times since the Grant Date, an Employee.
(b)    In the event that the Participant has a Termination of Service due to (i) death, (ii) Disability, (iii) Retirement or (iv) an involuntary Termination of Service by the Company or a Subsidiary without Cause, then all unvested RSUs shall automatically become 100% vested and be settled in accordance with Section 2.3.
(c)    In the event of a Change in Control, all unvested RSUs shall automatically become 100% vested and be settled in accordance with Section 2.3.
2.2    Forfeiture. Any RSUs that do not vest in accordance with Section 2.1 above shall immediately and automatically be cancelled and forfeited on the Participant’s Termination of Service for any reason. Notwithstanding anything herein to the contrary, in the event that Participant has an involuntary Termination of Service for Cause, then any RSUs that have not been settled in accordance with Section 2.3 as of the Participant’s Termination of Service, whether vested or not, shall be immediately forfeited as of the date of the Participant’s Termination of Service.

2.3    Settlement.
(a)    RSUs will be paid in cash within thirty days following the Maturity Date; provided, that (i) in the case of RSUs that become vested due to a Termination of Service due to the Participant’s death or the Participant’s Disability, the Maturity Date shall be the date of the Participant’s Termination of Service and (ii) in the case of RSUs that become vested due to a Change in Control, subject to Section 2.3(b), the Maturity Date shall be the date of the Change in Control; provided, further, that in no case will any payment in respect of an RSU be made after the third year following the year that includes the Grant Date.
(b)    Any payment to a Participant due upon a Change in Control pursuant to Section 2.3(a) will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, the RSUs will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A. Any payment that is delayed until the first compliant date under Section 409A in accordance with this Section

2.3(b) shall, as of the date of the Change in Control, be paid into an irrevocable trust which is located in the United Stated and subject to the claims of the general creditors of the Company prior to the Change in Control.
(c)    The amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the last trading day that immediately precedes the Maturity Date and will be paid in the currency of Canada or the United States, depending on the applicable jurisdiction in which the Participant resides. For purposes of this Section 2.3, “Fair Market Value” shall mean, as of a particular day, the weighted average of the board lot trading prices per Share on the Toronto Stock Exchange, or the New York Stock Exchange, for the last twenty trading days immediately prior to such day.
2.4    No Rights as Shareholder. Participant will have no rights as a shareholder (including, without limitation, the right to vote and to receive dividends) with respect to any RSUs covered by this Agreement.
Article III.
TAXATION AND TAX WITHHOLDING
3.1    Tax Withholding.
(a)    Participant must make arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations arising in connection with the Award.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs. The Company and the Subsidiaries do not commit to, and are under no obligation to structure this Award to, reduce or eliminate Participant’s tax liability.
(c)    Participant acknowledges that the Company has advised Participant to obtain independent legal and tax advice regarding the grant and payment in respect of the RSUs.
3.2    Section 409A. The provisions of this Section 3.2 apply to the Participant only if the Participant is a US taxpayer. This Agreement and the Plan provisions that apply to the RSUs are intended and will be construed to comply with Section 409A (including the requirements applicable to, or the conditions for exemption from treatment as, “deferred compensation” as defined in the regulations under Section 409A, whether by reason of short-term deferral treatment or other exceptions or provisions). The Administrator will have full authority to give effect to this intent. To the extent that any portion of the RSUs are intended to satisfy the requirements for short-term deferral treatment under Section 409A, delivery for such portion will occur by the March 15 coinciding with the last day of the applicable “short-term deferral” period described in Reg. 1.409A-1(b)(4) in order for the payment in respect of such RSUs to be within the short-term deferral exception unless, in order to permit all applicable conditions or restrictions on delivery to be satisfied, the Administrator elects, pursuant to Reg. 1.409A-1(b)(4)(i)(D) or otherwise as may be permitted in accordance with Section 409A, to delay payment to a later date within the same calendar year or to such later date as may be permitted under Section 409A. For the avoidance of doubt, if RSUs include a “series of installment payments” as described in Reg. 1.409A-2(b)(2)(iii), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment, and if the Participant is a “specified employee” (as defined by the Company in accordance with Section 409A(a)(2)(i)(B) of the Code), payment will occur on the earlier of the date set forth under Section 2.3 or (to the extent required to avoid the imposition of additional tax under Section 409A) the date that is six months after the Participant’s Termination of Service. For purposes of Section 2.3, references in this Agreement to the Participant’s Termination of Service mean a Termination of Service which is also a separation from service (as defined by the Company in accordance with Section 409A). In no event will the Participant be permitted to designate, directly or indirectly, the taxable year of payment.
Article IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Limited Transferability. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.
4.3    Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed to be amended to the minimum extent necessary to conform to Applicable Laws. Any determination in this regard that is made by the Administrator will be final, binding, and conclusive on all interested persons. The obligations of the Company and the rights of Participant are subject to compliance with all Applicable Laws.
Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.4    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.5    Notices.
(a)    General. Any document relating to participation in the Plan, or any notice required or permitted hereunder, shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for Participant by the Company, or, upon deposit in the U.S. Post Office or Canada Post, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company (c/o Corporate Secretary of the Company) at the Company’s principal office, and to Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.
(b)    Description of Electronic Delivery. The Plan documents, which may include, but do not necessarily include, the Plan, the Grant Notice, this Agreement, and any prospectus or other report of the Company provided generally to the Company’s shareholders, may be delivered to Participant electronically. In addition, if permitted by the Company, Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail, or such other means of electronic delivery as may be specified by the Company.
(c)    Consent to Electronic Delivery. Participant hereby acknowledges that Participant has read and understands this Section 4.5, and hereby consents to the electronic delivery of any Plan documents as described in Section 4.5(b). Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by providing written notice of such request to the Company. Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant understands and hereby agrees that Participant must provide the Company or any designated third-party administrator with a paper copy of any document if the attempted electronic delivery of such documents fails. Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company in writing of such revised electronic mail address.
4.6    Administrator Authority; Decisions Conclusive and Binding. Participant hereby (a) acknowledges that a copy of the Plan has been made available for Participant’s review by the Company, (b) represents that Participant is familiar with the terms and provisions thereof, and (c) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to (i) interpret this Agreement, the Grant Notice and the Plan, (ii) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (iii) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice. No employee of the Company who is acting with the requisite authority on behalf of the Administrator will be personally liable for any action, determination or interpretation that is made in good faith with respect to the Plan, this Agreement or the Grant Notice.
4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede, in their entirety, all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant

Notice acknowledges that (a) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (b) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan will not be valid or binding or of any force or effect.
4.8    Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, will not in any way be affected or impaired thereby.
4.9    Survival of Certain Provisions. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder will survive any termination or expiration of this Agreement or the Participant’s Termination of Service.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
4.11    Compensation Recoupment. The Award (and the cash issuable thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any regulations or rules promulgated thereunder, (b) any other clawback provision required by Applicable Laws or the listing standards of any applicable stock exchange or national market system, (c) any clawback policies adopted by the Company to implement any such requirements, or (d) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent that is determined by the Administrator, in its discretion, to be applicable with respect to Participant.
4.12    No Effect on Employment or Service Relationship. Nothing in the Plan, the Grant Notice or this Agreement (a) confers upon Participant any right to continue as an Employee of the Company or any Subsidiary or (b) interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.13    Construction. Headings in this Agreement are included for convenience and will not be considered in the interpretation of this Agreement. Reference to any statute, rule, or regulation includes any amendment thereto or any replacement thereof, as well as the authoritative guidance issued thereunder by the appropriate governmental entity. Pronouns will be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. A reference to any party to this Agreement will include such party’s successors and permitted assigns. This Agreement will be construed according to its fair meaning and not strictly construed against the Company.
4.14    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one and the same instrument.
4.15    Modification. Any modification of this Agreement shall be binding only if evidenced in writing and signed by the Administrator, or its delegate. The Participant’s consent to such modification shall be required unless (i) the action does not materially and adversely affect the Participant’s rights under the Agreement and Grant Notice, or (ii) the change is permitted under Article X or pursuant to Section 12.5 of the Plan.
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